    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2001.


                                                      REGISTRATION NO. 333-56748

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             FIRST DATA CORPORATION
             (Exact name of registrant as specified in its charter)

                          DELAWARE                                          47-0731996
      (State or other jurisdiction of incorporation or        (I.R.S. employer identification number)
                       organization)

                            5660 New Northside Drive
                                   Suite 1400
                          Atlanta, Georgia 30328-5800
                                 (770) 857-0001
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               Michael T. Whealy
             Executive Vice President, Chief Administrative Officer
                              and General Counsel
                             First Data Corporation
                            5660 New Northside Drive
                                   Suite 1400
                          Atlanta, Georgia 30328-5800
                                 (770) 857-0001
              (Name and address including zip code, and telephone
               number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:


              Thomas A. Rossi, Esq.                                   Frederick C. Lowinger, Esq.
              First Data Corporation                                        Sidley & Austin
               10825 Old Mill Road                                           Bank One Plaza
                  Stop Code M-10                                        10 South Dearborn Street
              Omaha, Nebraska 68154                                     Chicago, Illinois 60603


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED MARCH 23, 2001


PROSPECTUS

                                 $1,500,000,000
                             FIRST DATA CORPORATION
                                   SECURITIES

                            ------------------------

    First Data Corporation may offer from time to time, at prices and on terms to be determined at or prior to the time of sale, the following securities with an aggregate initial public offering price not to exceed $1,500,000,000 (or the equivalent thereof if any securities are denominated in one or more foreign currencies or foreign currency units):

    - unsecured debt securities, consisting of debentures, notes and/or other unsecured evidences of indebtedness, in one or more series;

    - shares of our preferred stock, in one or more series; or

    - shares of our common stock.

    We will describe the specific terms of these securities, together with the terms of the offering, the initial public offering price and our net proceeds from the sale thereof, in supplements to this Prospectus. You should read both this Prospectus and the applicable Prospectus Supplement before you invest.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    We may sell these securities directly to purchasers, through agents we may designate from time to time or to or through underwriters. If any agents or underwriters are involved in the sale of securities, we will specify the names of those agents or underwriters and any applicable commission or discount in the applicable Prospectus Supplement. Our net proceeds from the sale of securities will be the initial public offering price of those securities less the applicable discount, in the case of an offering through an underwriter, or the purchase price of those securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those securities.

                  The date of this Prospectus is       , 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, or you may obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public over the Internet on the SEC's web site at http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange, and you may inspect copies of any documents we file with the SEC at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to previously filed documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC (file number 001-11073) and any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we or any agents or underwriters sell all of the securities:


    - Our Annual Report on Form 10-K for the year ended December 31, 2000; and


    - The description of our common stock contained in our Registration Statement on Form 8-A dated March 24, 1992, together with any and all amendments and reports filed for the purpose of updating that description.

    Any statement contained in this Prospectus or in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, the accompanying Prospectus Supplement or any subsequently filed document which is incorporated by reference in this Prospectus modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    This Prospectus is part of, and does not contain all information set forth in, a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, with respect to the securities we are offering. We refer you to the Registration Statement, including the exhibits thereto, for further information regarding our company and the securities offered by this Prospectus.

    You may request a copy of any of the documents listed above (other than exhibits to those documents that are not specifically incorporated by reference therein), at no cost, by writing or telephoning us at:

                             First Data Corporation
                            5660 New Northside Drive
                             Atlanta, Georgia 30328
                         Attention: Investor Relations
                                 (770) 857-7118

                             FIRST DATA CORPORATION

    We operate in four business segments: payment instruments, merchant services, card issuer services and emerging payments. Payment instruments includes Western Union, Integrated Payment Systems and Orlandi Valuta Companies and is the leading provider of nonbank domestic and international money transfer and payment services to consumers and commercial entities, including money transfer, official check and money order services. Merchant services is primarily comprised of First Data Merchant Services, TeleCheck and First Data Financial Services. This segment provides merchants with credit and debit card transaction processing services, including authorization, transaction capture, settlement, Internet-based transaction processing, check verification and guarantee services. Card issuer services encompasses domestic and international card processing services. This segment provides a comprehensive line of processing and related services to financial institutions issuing credit and debit cards and to issuers of oil and private label credit cards, including information-based products for enhanced decision making and marketing. First Data Solutions is also included in the card issuer services segment, providing consumer and business solutions in the areas of risk and fraud management and information verification associated with granting of credit, debit and customer service collecting. The emerging payments segment, created in the third quarter of 2000, consists of eOne Global, a leader in identifying, commercializing and operating emerging payment technologies that support Internet and wireless payment products. The remainder of our business units are grouped in the "All Other and Corporate" category, which includes TeleServices, Call Interactive, International Banking Technologies and Corporate operations.

    Our principal executive offices are located at 5660 New Northside Drive, Suite 1400, Atlanta, Georgia 30328-5800, telephone (770) 857-0001.

                                USE OF PROCEEDS

    Unless we indicate otherwise in the applicable Prospectus Supplement, we expect to use our net proceeds from the sale of the securities for general corporate purposes. We will describe in the applicable Prospectus Supplement any specific allocation of the proceeds to a particular purpose that we have made at the date of that Prospectus Supplement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth our ratios of earnings to fixed charges for the periods indicated. We have not issued any preferred stock to date; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges set forth below.


                                                                     YEAR ENDED DECEMBER 31,
                                                       ----------------------------------------------------
                                                       1996(1)    1997(2)    1998(3)    1999(4)    2000(5)
                                                       --------   --------   --------   --------   --------
Ratio of earnings to fixed charges...................   7.19x      5.11x      5.70x      12.54x     9.99x


------------------------


(1) Includes merger, integration and impairment charge of $32.5 million and $46.0 million gain on the MoneyGram disposition together totalling
    $13.5 million gain ($8.3 million after tax). The ratio of earnings to fixed charges without these items would have been 7.10x.


(2) Includes restructuring, net loss on business divestitures and impairment charges of $369.3 million ($333.9 million after tax). The ratio of earnings to fixed charges without these charges would have been 7.25x.


(3) Includes restructuring, net loss on business divestitures and impairment charges of $319.1 million ($231.5 million after tax). The ratio of earnings to fixed charges without these charges would have been 7.80x.

(4) Includes net restructuring, business divestitures, litigation and impairment benefit of $715.8 million ($417.6 million after tax). The ratio of earnings to fixed charges without these benefits would have been 8.01x.



(5) Includes net restructuring, business divestitures, litigation and impairment benefit of $71.3 million ($46.0 million after tax). The ratio of earnings to fixed charges without these benefits would have been 9.50x.


    The computation of the ratio of earnings to fixed charges is based on applicable amounts for us and our consolidated subsidiaries. "Earnings" consist of income before income taxes plus fixed charges. "Fixed charges" consist of interest on debt, amortization of deferred financing costs and a portion of rentals that we determine to be representative of interest.

                         DESCRIPTION OF DEBT SECURITIES

    We will issue the debt securities, which may be senior debt securities and/or subordinated debt securities, in one or more series. Senior debt securities will be issued under an indenture dated as of March 26, 1993, as supplemented from time to time, between us and Wells Fargo Bank Minnesota, National Association, as trustee, which we will refer to as the senior indenture, and subordinated debt securities will be issued under an indenture dated as of April 1, 1996, as supplemented from time to time, between us and The Bank of New York, as trustee, which we will refer to as the subordinated indenture. Whenever it is used in this Prospectus, the term "trustee" shall mean either Wells Fargo Bank Minnesota, National Association or The Bank of New York, as appropriate, for senior debt securities or subordinated debt securities. In addition, we will refer to the senior indenture and the subordinated indenture individually as an "indenture" and collectively as the "indentures."

    We have summarized selected provisions of the indentures below. However, because these summaries are not complete, they are subject to and are qualified in their entirety by reference to the indentures, copies of which we have incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part. Capitalized terms used below have the meanings specified in the applicable indenture. Unless otherwise noted, section references below are to both indentures.

GENERAL

    The debt securities will be our unsecured obligations. The indebtedness represented by the senior debt securities will rank on a parity with our other unsecured and unsubordinated indebtedness. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior indebtedness as described under "Subordination" below. We may issue the debt securities in one or more series. We will describe in a supplement to this Prospectus the particular terms of any debt securities being offered, any modifications of or additions to the general terms of the debt securities and any applicable Federal income tax considerations that may be applicable in the case of offered debt securities. Accordingly, you should read both the Prospectus Supplement relating to the particular debt securities being offered and the general description of debt securities set forth in this Prospectus before investing.

    We primarily conduct our operations through our subsidiaries. Our rights and the rights of our creditors, including the holders of the debt securities, to participate in the distribution of assets of any of our subsidiaries upon the liquidation or reorganization of that subsidiary or otherwise will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. As a result, the debt securities will be effectively subordinated to existing and future liabilities of our subsidiaries.

    The applicable Prospectus Supplement will describe specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:

    - the title and ranking of the series of debt securities;

    - the aggregate principal amount and authorized denominations (if other than $1,000 and integral multiples of $1,000);

    - the initial public offering price;

    - the original issue and stated maturity date or dates;

    - the interest rate or rates (which may be fixed or floating), if any, the method by which the rate or rates will be determined and the interest payment and regular record dates;

    - the manner and place of payment of principal and interest, if any;

    - if other than U.S. dollars, the currency or currencies in which payment of the initial public offering price and/or principal and interest, if any, may be made;

    - whether (and if so, when and at what price) we may be obligated to repurchase the debt securities;

    - whether (and if so, when and at what price) the debt securities can be redeemed by us or the holder;

    - under what circumstances, if any, we will pay additional amounts on the debt securities to non-U.S. holders in respect of taxes;

    - whether the debt securities will be issued in registered or bearer form (with or without coupons) and, if issued in the form of one or more global securities, the depositary for such securities;

    - where the debt securities can be exchanged or transferred;

    - whether the debt securities may be issued as original issue discount securities, and if so, the amount of discount and the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

    - whether (and if so, when and at what rate) the debt securities will be convertible into shares of our common stock;

    - whether there will be a sinking fund;

    - provisions, if any, for the defeasance of the debt securities;

    - any addition to, or modification or deletion of, any events of default or covenants contained in the indenture relating to the debt securities; and

    - any other terms of the series. (Section 3.01)

    We may issue the debt securities in one or more series, as authorized from time to time by our Board of Directors, any committee of our Board or any duly authorized officer. The indentures do not limit the aggregate principal amount of debt securities that we may issue thereunder. (Section 3.01)

    If we issue original issue discount securities, we will also describe in the applicable Prospectus Supplement the Federal income tax consequences and other special considerations applicable to those securities.

    The indentures do not limit our ability to incur additional indebtedness, nor do they afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving our company. However, the senior indenture provides that neither we nor any of our subsidiaries may subject certain of our property or assets to any mortgage or other encumbrance unless the senior debt securities are secured equally and ratably with or prior to that other secured indebtedness. See "Certain Covenants of Senior Debt Securities" below. Reference is made to the applicable Prospectus Supplement for information with respect to any additions to, or modifications or deletions of, the events of default or covenants described below.

    We are not required to issue all of the debt securities of a series at the same time, and debt securities of the same series may vary as to interest rate, maturity and other provisions. Unless otherwise provided, a series may be reopened for issuance of additional debt securities of that series.
(Section 3.01)

DENOMINATIONS, EXCHANGE, REGISTRATION AND TRANSFER

    Unless otherwise specified in the applicable Prospectus Supplement, the debt securities of any series will be issued only as registered securities, in global or certificated form and in denominations of

$1,000 and any integral multiple thereof, and will be payable only in U.S. dollars. (Section 3.02) For more information regarding debt securities issued in global form, see "Book-Entry Debt Securities" below. Unless otherwise indicated in the applicable Prospectus Supplement, any debt securities we issue in bearer form will have coupons attached. (Section 2.01)

    Registered debt securities of any series will be exchangeable for other registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions. If so provided in the applicable Prospectus Supplement, to the extent permitted by law, debt securities of any series issued in bearer form which by their terms are registrable as to principal and interest may be exchanged, at the option of the holders, for registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions, upon surrender of those securities at the corporate trust office of the applicable trustee or at any other office or agency designated by us for the purpose of making any such exchanges. Except in certain limited circumstances, debt securities issued in bearer form with coupons surrendered for exchange must be surrendered with all unmatured coupons and any matured coupons in default attached thereto. (Section 3.05)

    The exchange of debt securities issued in bearer form for registered debt securities will be subject to the provisions of U.S. income tax laws and regulations applicable to the debt securities in effect at the time of the exchange. (Section 3.05)

    Unless otherwise specified in the applicable Prospectus Supplement, in no event may registered debt securities, including registered debt securities received upon exchange of debt securities issued in bearer form, be exchanged for debt securities issued in bearer form. (Section 3.05)

    Upon surrender for registration of transfer of any registered debt security of any series at the office or agency maintained for that purpose, we will execute, and the applicable trustee will authenticate and deliver, in the name of the designated transferee, one or more new registered debt securities of the same series in the same aggregate principal amount of authorized denominations and having the same stated maturity date and other terms and conditions. We may not impose any service charge, other than any required tax or other governmental charge, on the transfer or exchange of debt securities. (Section 3.05)

    We are not required (1) to register, transfer or exchange debt securities of any series during the period from the opening of business 15 days before the day a notice of redemption relating to debt securities of that series selected for redemption is sent to the close of business on the day that notice is sent, or
(2) to register, transfer or exchange any debt security so selected for redemption, except for the unredeemed portion of any debt security being redeemed in part. (Section 3.05)

CERTAIN COVENANTS OF SENIOR DEBT SECURITIES

    The following covenants apply to the senior debt securities:

    LIMITATION ON MORTGAGES AND LIENS. Neither we nor any of our subsidiaries may create or assume, except in favor of us or one of our wholly owned subsidiaries, any mortgage, pledge, lien or encumbrance upon any Principal Facility (as defined below under "Certain Definitions"), any stock of any subsidiary or indebtedness of any subsidiary to us or to any other subsidiary without equally and ratably securing any senior debt securities then outstanding. However, this limitation does not apply to certain permitted encumbrances as described in the senior indenture, including:

    - purchase money mortgages entered into within specified time limits, and liens extending, renewing or refunding those purchase money mortgages;

    - liens existing on acquired property;

    - certain tax, materialmen's, mechanics' and judgment liens, liens arising by operation of law and other similar liens;

    - liens in connection with certain government contracts;

    - certain mortgages, pledges, liens or encumbrances in favor of any state or local government or governmental agency in connection with certain tax-exempt financings;

    - liens to secure the cost of construction or improvement of any property entered into within specified time limits; and

    - mortgages, pledges, liens and encumbrances not otherwise permitted if the sum of the indebtedness secured by those mortgages, pledges, liens and encumbrances, plus the aggregate sales price of property involved in sale and lease back transactions referred to in the first bullet point under "--Limitation Upon Sale and Leaseback Transactions" below, does not exceed the greater of $50 million or 10% of our Consolidated Stockholders' Equity (as defined below under "Certain Definitions"). (Section 12.07 of the senior indenture)

    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. Neither we nor any of our subsidiaries may sell any Principal Facility owned on the date of the senior indenture with the intention of taking back a lease of that facility for a period of more than 36 months, unless

    - the aggregate sales price of property involved in sale and leaseback transactions not otherwise permitted, plus all indebtedness secured by mortgages, pledges, liens and encumbrances referred to in the last bullet point above under "--Limitation Upon Mortgages and Liens" does not exceed the greater of $50 million or 10% of our Consolidated Stockholders' Equity; or

    - the net proceeds of the sale or the fair market value of the Principal Facility, whichever is greater (which may be conclusively determined by our Board of Directors), are applied within 120 days to the optional retirement of senior debt securities then outstanding or to the optional retirement of our other Funded Debt (as defined below under "Certain Definitions") ranking on a parity with the senior debt securities. (Section 12.08 of the senior indenture)

    In addition, unless otherwise specified in the applicable Prospectus Supplement, the senior debt securities of each series will contain the following covenant:

    LIMITATION ON INDEBTEDNESS OF RESTRICTED SUBSIDIARIES. Our Restricted Subsidiaries (as defined below under "Certain Definitions") may not create, incur, assume or guarantee any Indebtedness (as defined below under "Certain Definitions") unless immediately thereafter the aggregate amount of all Indebtedness of Restricted Subsidiaries (excluding Indebtedness owed to us or another Restricted Subsidiary, including any renewal or replacement of that Indebtedness), plus the discounted present value of all net rentals payable under leases referred to above under "--Limitation Upon Sale and Leaseback Transactions" would not exceed 15% of Consolidated Stockholders' Equity. For purposes of this covenant, (1) Indebtedness does not include indebtedness incurred in connection with overdraft or similar facilities related to settlement, clearing and related activities by a Restricted Subsidiary in the ordinary course of business consistent with past practice if the indebtedness does not remain outstanding for more than 72 hours and (2) indebtedness of a person existing at the time the person became a Restricted Subsidiary or was merged with or into our company, a Restricted Subsidiary or other entity, or assumed by us or our subsidiary in connection with the acquisition of all or a portion of the business of that person, will not be deemed to be Indebtedness of a Restricted Subsidiary or Indebtedness created, incurred, assumed or guaranteed by a Restricted Subsidiary.

EVENTS OF DEFAULT

    "Event of Default" means, with respect to any series of debt securities, any of the following events:

    - failure to pay interest on the debt securities of that series, which failure continues for a period of 30 days after payment is due;

    - failure to make any principal or premium payment on the debt securities of that series when due;

    - failure to make any sinking fund payment when and as due by the terms of the debt security of that series;

    - failure to perform or comply with any other covenant or warranty in the applicable indenture with respect to the debt securities of that series for a period of 60 days after notice to us of such failure by (1) the applicable trustee or (2) the holders of at least 25% in principal amount of the outstanding debt securities of that series;

    - in the case of the senior indenture, default under any of Indebtedness pursuant to which we or our subsidiaries have borrowed or guaranteed an aggregate principal amount of $10 million or more and which default
      (1) constitutes a failure to make any principal or interest payment when due after giving effect to any applicable grace period or (2) accelerates the payment of such debt and such acceleration is not rescinded or annulled, or such debt is not discharged, within 15 days after notice to us of such default by (1) the applicable trustee or (2) the holders of at least 25% in principal amount of the outstanding senior debt securities of that series;

    - in the case of the subordinated indenture, default under any of Indebtedness pursuant to which we or our subsidiaries have borrowed or guaranteed an aggregate principal amount of $10 million or more and which default (1) constitutes a failure to make any principal or interest payment when due after giving effect to any applicable grace period or
      (2) accelerates the payment of such debt and such acceleration is not rescinded or annulled, or such debt is not discharged, within 15 days after notice to us of such default by (1) the applicable trustee or
      (2) the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series;

    - in the case of the senior indenture, the entry against us or our subsidiaries of one or more final judgments, decrees or orders by a court for the payment of money aggregating in excess of $10 million, which judgment, decree or order is not paid, discharged or stayed for any period of 45 consecutive days after the amount thereof is due;

    - certain events of bankruptcy, insolvency or reorganization of our company; and

    - any other event of default provided with respect to debt securities of that series pursuant to the applicable indenture. (Section 5.01)

    In general, the applicable trustee is required to give notice of a default with respect to a series of debt securities to the holders of that series. However, the applicable trustee may withhold notice of any default (except a default in payment of principal or interest on the debt securities) if the trustee determines it is in the interest of the holders of that series of debt securities to do so. (Section 6.02)

    An event of default for a particular series of debt securities does not necessarily constitute an event of default for other series of debt securities.

    If there is a continuing event of default, then the applicable trustee or the holders of at least 25% in principal amount of the series of debt securities affected by the event of default may require us to repay the principal amount (or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities) on the affected series immediately. Upon payment of the principal or other specified amount in the currency in which the debt securities of that series are denominated (except as otherwise provided in the applicable indenture or Prospectus Supplement), our obligations in respect of the payment of principal of the debt securities of that series will terminate. (Section 5.02)

    Subject to the provisions of each indenture relating to the duties of the applicable trustee, in the case of a continuing event of default, the applicable trustee may refuse to exercise any of its rights or powers under such indenture at the request, order or direction of any of the holders of debt securities of the affected series unless it first receives reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 6.03) Subject to this limitation, the holders of a majority in principal amount of the outstanding debt securities of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee under the applicable indenture or exercising any trust or power conferred on the applicable trustee with respect to the debt securities of that series.
(Section 5.12)

    At any time before a judgment or decree for payment of money due has been obtained by the applicable trustee as provided in the applicable indenture following a declaration of acceleration with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such declaration and its consequences if:

    - we have paid or deposited with the applicable trustee a sum in the currency in which debt securities of that series are denominated (except as otherwise provided in the applicable indenture or Prospectus Supplement) sufficient to pay (1) all overdue installments of interest or other payments with respect to coupons on all debt securities of that series, (2) the principal of, premium, if any, and interest on any debt securities of that series which have become due otherwise than by such declaration of acceleration, (3) to the extent that such payment is lawful, interest on overdue installments of interest or other payments with respect to coupons on each debt security of that series at a rate established for such series, and (4) all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel; and

    - all events of default with respect to debt securities of that series, other than the nonpayment of principal which has become due solely by such declaration of acceleration, have been cured or waived as provided in the applicable indenture.

    No such rescission and waiver will affect any subsequent default or impair any right consequent thereon. (Section 5.02)

    We are required to provide the applicable trustee with an officers' certificate each fiscal year stating whether or not we have complied with all conditions and covenants under the applicable indenture. (Section 12.02)

MERGER OR CONSOLIDATION

    We may not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

    - the surviving or successor corporation is a domestic corporation and expressly assumes, by supplemental indenture, all of our obligations under the indentures;

    - immediately after completion of the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing;

    - in the case of the senior indenture, if, as a result of the transaction, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance covered by the provisions described above under "Certain Covenants of Senior Debt Securities--Limitation on Mortgages and Liens," we or the surviving or successor corporation takes such steps as are necessary to effectively secure all senior debt securities equally and ratably with (or prior to) all indebtedness secured by such mortgage, pledge, lien, security interest or other encumbrance; and

    - we deliver to the applicable trustee an officers' certificate and an opinion of counsel each stating that the transaction and the supplemental indenture comply with the applicable indenture provisions and that all conditions precedent in the applicable indenture relating to such transaction have been complied with. (Section 10.01)

MODIFICATION OR WAIVER

    We and the applicable trustee may, at any time and from time to time, amend the applicable indenture without the consent of the holders of outstanding debt securities for any of the following purposes:

    - to effect the assumption of our obligations under the applicable indenture by a successor corporation;

    - to impose additional covenants and events of default for the benefit of the holders of all or any series of debt securities (and if such covenants or events of default are to be for the benefit of less than all series, stating that such covenants and events of default are expressly being included solely for the benefit of such series);

    - to add or change any of the provisions of the applicable indenture relating to the issuance or exchange of debt securities in registered or bearer form, but only if such action does not adversely affect the interests of the holders of outstanding debt securities of any series or related coupons in any material respect;

    - to change or eliminate any of the provisions of the applicable indenture, but only if the change or elimination becomes effective when there is no outstanding debt security of any series or related coupon which is entitled to the benefit of such provision and as to which such modification would apply;

    - to secure the debt securities;

    - to supplement any of the provisions of the applicable indenture to permit or facilitate the defeasance and discharge of any series of debt securities, but only if such action does not adversely affect the interests of the holders of outstanding debt securities of any series or related coupons in any material respect;

    - to establish the form or terms of debt securities and coupons, if any, of any series as permitted by the applicable indenture;

    - to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the applicable indenture to facilitate the administration of the trusts by more than one trustee; and

    - to correct any mistakes or defects in the applicable indenture, but only if such action does not adversely affect the interests of the holders of outstanding debt securities of any series or related coupons in any material respect. (Section 11.01)

    In addition, we and the applicable trustee may modify the applicable indenture with the consent of the holders of not less than a majority in principal amount of each series of outstanding debt securities affected by such modification (voting as separate classes) to add, change or eliminate any provision of, or to modify the rights of holders of debt securities under, the applicable indenture. But we may not take any of the following actions without the consent of each holder of outstanding debt securities affected thereby:

    - change the stated maturity of the principal of, or any installment of interest on, any debt security or related coupon, reduce the principal amount thereof, the interest thereon or any premium payable upon redemption thereof, change the currency or currencies in which the principal, premium or interest is denominated or payable, reduce the amount of principal payable upon acceleration of maturity of an original issue discount security or reduce the amount of, or postpone the date fixed for, any sinking fund payment;

    - adversely affect the right of a holder to require us to repay or repurchase any debt security or to convert any debt security into shares of our common stock, reduce the amount of, or impair the right to institute suit for the enforcement of, any payment on any debt security following maturity thereof, or limit our obligation to maintain a paying agency outside the United States for payments on debt securities issued in bearer form;

    - reduce the percentage in principal amount of outstanding debt securities of any series required for consent to any supplemental indenture or to any waiver of defaults or compliance with certain provisions of the applicable indenture;

    - modify any provision of the applicable indenture relating to modifications and waivers of defaults and covenants, except to increase any such percentage or to provide that certain other provisions cannot be modified or waived without the consent of each holder of outstanding debt securities affected thereby; or

    - in the case of the subordinated indenture, modify any of the provisions relating to the subordination of the subordinated debt securities in a manner adverse to the holders thereof. (Section 11.02)

    In addition, we may not make any modifications under the subordination provisions of the subordinated indenture that would adversely affect the rights of any holder of Senior Indebtedness (as defined below under "Certain Definitions") without the consent of that holder. (Section 11.08 of the subordinated indenture)

    A modification with respect to one or more particular series of debt securities and related coupons, if any, will not affect the rights under the applicable indenture of the holders of debt securities of any other series and related coupons, if any. (Section 11.02)

    The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the applicable indenture with respect to that series, except a default (1) in the payment of principal of, premium, if any, or interest on, or any sinking fund installment or similar obligation with respect to, any debt security or (2) in respect of a covenant or provision which, as described above, cannot be modified or amended without the consent of each holder of outstanding debt securities of the affected series. Upon any such waiver, the default will cease to exist and any event of default arising therefrom will be deemed to have been cured for every purpose of the debt securities of that series under the applicable indenture, but the waiver will not extend to any subsequent or other default or impair any right consequent thereon. (Section 5.13)

    We may omit in any particular instance to comply with certain covenants set forth in the indentures or the debt securities of any series (except as otherwise provided in the applicable Prospectus Supplement and, in the case of the senior indenture, the covenants described above under "Certain Covenants of the Senior Debt Securities") if, before the time for such compliance, the holders of at least a majority in principal amount of the outstanding debt securities of that series either waive compliance in that instance or generally waive compliance with those provisions, but the waiver may not extend to or affect any term, provision or condition except to the extent expressly so waived, and, until the waiver becomes effective, our obligations and the duties of the applicable trustee in respect of any such provision will remain in full force and effect. (Section 12.09)

SUBORDINATION

    The subordinated debt securities will be subordinated in right of payment to all of our Senior Indebtedness to the extent provided in the subordinated indenture. This means that in the event of dissolution, winding up, liquidation or reorganization of our company, we must first pay in full all of our outstanding Senior Indebtedness, including senior debt securities, before we make any payment in respect of principal of, premium, if any, and interest on the subordinated debt securities, but our obligation to make such payment on the subordinated debt securities will not otherwise be affected. (Sections 16.01 and 16.02 of the subordinated indenture) In addition, at any time when there is a default in the payment of any principal, premium, if any, sinking fund or interest on any Senior Indebtedness when due, we may not make any payment on account of principal, premium, if any, sinking fund or interest on the subordinated debt securities. (Section 16.03 of the subordinated indenture) If, notwithstanding this restriction, the applicable trustee under the subordinated indenture or the holders of any subordinated debt securities receive from us any payment described in the preceding sentence before all of our Senior Indebtedness is paid in full, that payment or distribution must be paid over to the holders of Senior Indebtedness, or on their behalf for application to the payment of Senior Indebtedness, remaining unpaid until all such Senior Indebtedness is paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to payment in full of Senior Indebtedness, holders of the subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the subordinated debt securities. (Section 16.02 of the subordinated indenture)

    By reason of such subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that the subordination provisions do not apply to money and securities held in trusts pursuant to the satisfaction and discharge and the legal defeasance provisions of the subordinated indenture. (Sections 4.02 and 15.02 of the subordinated indenture)

    If this Prospectus is being delivered in connection with the offering of a series of subordinated debt securities, we will set forth in the applicable Prospectus Supplement the approximate amount of our Senior Indebtedness outstanding as of a recent date.

DISCHARGE, LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    We may be discharged from all of our obligations with respect to the outstanding debt securities of any series (except as otherwise provided in the applicable indenture) when:

    - either (1) all debt securities of that series and related coupons, if any, have been delivered to the applicable trustee for cancellation, or
      (2) all debt securities of that series and related coupons, if any, not delivered to the applicable trustee for cancellation

       - have become due and payable,

       - will become due and payable at their stated maturity within one year, or

       - are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for the giving of notice by the applicable trustee,

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
       and we, in the case of clause (2), have irrevocably deposited or caused to be deposited with the applicable trustee, in trust, an amount in the currency in which the debt securities are denominated sufficient for payment of all principal of, premium, if any, and interest on those debt securities when due or to the date of deposit, as the case may be; provided, however, in the event a petition for relief under any applicable Federal or state bankruptcy, insolvency or other similar law is filed with respect to our company within 91 days after the deposit and the applicable trustee is required to return the deposited money to us, our obligations under the applicable indenture with respect to those debt securities will not be deemed terminated or discharged;

    - we have paid or caused to be paid all other sums payable by us under the applicable indenture;

    - we have delivered to the applicable trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent relating to the satisfaction and discharge of the applicable indenture with respect to that series of debt securities have been complied with; and

    - we have delivered to the applicable trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that holders of debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge. (Section 4.01)

    If so provided, and except as otherwise specified in the applicable Prospectus Supplement, the provisions of each indenture relating to defeasance will apply to registered debt securities of any series which are denominated and payable only in U.S. dollars. Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies or issued in bearer form may be specified in the applicable Prospectus Supplement. (Section 15.01)

    We may elect (1) to be discharged from our obligations with respect to the outstanding debt securities of any series (except as otherwise specified in the applicable indenture) or (2) to be released from our obligation to comply with the provisions of the indentures described above under "Merger or Consolidation" and, in the case of the senior indenture, the provisions described above under "Certain Covenants of Senior Debt Securities" with respect to the outstanding debt securities of any series (and, if so specified, any other obligation or restrictive covenant added for the benefit of that series), in either case, if we satisfy each of the following conditions:

    - we deposit or cause to be deposited irrevocably with the applicable trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of debt securities of that series money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated, or any combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the applicable trustee, for payment of all principal of, premium, if any, and interest on the outstanding debt securities of that series when due;

    - such deposit does not cause the applicable trustee with respect to the debt securities of that series to have a conflicting interest with respect to the debt securities of any other series;

    - such deposit will not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound;

    - if the debt securities of that series are then listed on any national securities exchange, we deliver to the applicable trustee an opinion of counsel or a letter or other document from such exchange to the effect that our exercise of either of the defeasance options described above, as the case may be, would not cause those debt securities to be delisted;

    - on the date of such deposit, there is no continuing event of default or event (including such deposit) which, with notice or lapse of time or both, would become an event of default with respect to the debt securities of that series and, with respect to the option under clause (1) above only, no event of default under the provisions of the indentures relating to certain events of bankruptcy or insolvency or event which, with notice or lapse of time or both, would become an event of default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after such date; and

    - we deliver to the applicable trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that the holders of debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance or discharge.

    Notwithstanding the foregoing, if we exercise our option under clause (2) above and an event of default under the provisions of the indentures relating to certain events of bankruptcy or insolvency or event which, with notice or lapse of time or both, would become an event of default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after the date of such deposit, our obligation to comply with the provisions of the indentures described above under "Merger or Consolidation" and, in the case of the senior indenture, the provisions described above under "Certain Covenants of Senior Debt Securities" with respect to those debt securities will be reinstated. (Section 15.02)

PAYMENT AND PAYING AGENTS

    If we issue a series of debt securities only in registered form, we will maintain in each place of payment for those debt securities an office or agency where the debt securities may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities and the applicable indenture. If debt securities of a series may be issued in bearer form, we will maintain the following offices or agencies:

    - in the Borough of Manhattan, the City and State of New York (or, in the case of the senior indenture, in Minneapolis, Minnesota), where any registered debt securities of that series may be presented or surrendered for payment or for registration of transfer or exchange, where holders may serve us with notices and demands in respect of the debt securities and the applicable indenture and where debt securities of that series issued in bearer form and related coupons may be presented or surrendered for payment in the circumstances described in the next paragraph (and not otherwise);

    - subject to any applicable laws or regulations, in a place of payment for that series of debt securities which is located outside the United States, where the debt securities and related coupons may be presented and surrendered for payment (including payment of any additional amounts on the debt securities, if so provided); PROVIDED, HOWEVER, that if the debt securities are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange so requires, we will maintain a paying agent for the debt securities in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the debt securities are listed on such exchange, and

    - subject to any laws or regulations applicable thereto, in a place of payment for that series of debt securities located outside the United States, where any registered debt securities of that series may be surrendered for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities and the applicable indenture.

We will give prompt written notice to the applicable trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the applicable trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the applicable trustee (in the case of registered debt securities) and at the principal London office of the applicable trustee (in the case of debt securities in bearer form). We have appointed the applicable trustee as our agent to receive all presentations, surrenders, notices and demands.
(Section 12.03)

    We may not make any payment of principal of or premium or interest on debt securities issued in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, if so provided in the applicable Prospectus Supplement, we may make payment of principal of and any premium and interest on debt securities of a series which are denominated and payable in U.S. dollars at the office of our paying agent in the Borough of Manhattan, the City and State of New York, or, in the case of the senior indenture, in Minneapolis, Minnesota, but only if payment in U.S. dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained by us in accordance with the applicable indenture is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 12.03)

BOOK-ENTRY DEBT SECURITIES

    We may issue the debt securities of a series in whole or in part in global form that we will deposit with, or on behalf of, a depositary identified in the applicable Prospectus Supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. We will make payments of principal of, and premium, if any, and interest on debt securities represented by a global security to the applicable trustee and then by the trustee to the depositary.

    We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York and will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. We will describe additional or differing terms of the depositary arrangements in the Prospectus Supplement relating to a particular series of debt securities issued in the form of global securities.

    So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of those securities in certificated form; accordingly, these laws may limit the transferability of beneficial interests in a global security.

    If DTC is at any time unwilling or unable to continue as depositary, or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may at any time, in our sole discretion, determine not to have any debt securities represented by one or more global securities. If we so determine, we will issue individual debt securities in certificated form in exchange for the relevant global securities. If registered debt securities of any series are issued in the form of one or more global securities and if an event of default with respect to that series of debt securities occurs and is continuing, we will issue individual debt securities in certificated form in exchange for the relevant global securities.

    The following is based on information furnished by DTC:

    DTC will act as securities depositary for debt securities represented by one or more global securities. The debt securities will be issued as fully-registered debt securities registered in the name of Cede & Co. (DTC's partnership nominee) or another name as may be requested by an authorized representative of DTC. One fully-registered global security will be issued for each issue of debt securities, in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds the maximum principal amount permitted by DTC, one global security will be issued with respect to the maximum principal amount and an additional global security will be issued with respect to any remaining principal amount of that issue.

    DTC is a limited-purpose trust company organized under the New York Banking Law; a "banking organization" within the meaning of the New York Banking Law; a member of the Federal Reserve System; a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

    DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

    DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

    Purchases of debt securities represented by one or more global securities under DTC's system must be made by or through direct participants, which will receive a credit for the global securities on DTC's records. The ownership interest of each beneficial owner of each global security is in turn recorded on the direct and indirect participants' records. A beneficial owner will not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of such transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in global securities will be accomplished by entries made on the books of participants acting on behalf of the beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in global securities, except in the event that use of the book-entry system for one or more global securities is discontinued.

    To facilitate subsequent transfers, all global securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or another name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. (or such other name) effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC records reflect only the identity of the direct participants to whose accounts global securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

    Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC will mail an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Principal, premium, if any, and interest payments on the global securities will be made to Cede & Co., or another nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or the paying agent, on the relevant payment date in accordance with the direct participants' respective holdings shown on DTC's records.

    Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participant and not of DTC, the paying agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co., or another nominee as may be requested by an authorized representative of DTC, is our responsibility or the responsibility of the paying agent, disbursement of those payments to direct participants is the responsibility of DTC, and disbursement of those payments to the beneficial owners is the responsibility of direct and indirect participants.

    A beneficial owner must give notice to elect to have its global securities purchased or tendered, through its participant, to the paying agent, and must effect delivery of the global securities by causing the direct participant to transfer the participant's interest in the global securities, on DTC's records, to the paying agent. The requirement for physical delivery of global securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the global securities are transferred by direct participants on DTC's records.

    DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to us or the agents. If we do not appoint a successor securities depositary within 90 days, certificates representing debt securities will be printed and delivered in exchange for the debt securities represented by the global securities held by DTC.

    In addition, if we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary), certificates representing debt securities will be printed and delivered in exchange for the debt securities represented by the global securities held by DTC.

    We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

    Neither we nor any underwriter or agent, applicable trustee, paying agent or registrar of any debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

CONVERSION RIGHTS

    We will describe in the applicable Prospectus Supplement the particular terms and conditions, if any, on which debt securities may be convertible into shares of our common stock. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at our option or the option of the holder, events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities.

THE TRUSTEES UNDER THE INDENTURES

    We maintain ordinary banking relationships and, from time to time, obtain credit facilities and lines of credit with a number of banks, including the trustees, Wells Fargo Bank Minnesota, National Association and The Bank of New York.

CERTAIN DEFINITIONS

    We have summarized below certain defined terms as used in the applicable indenture. We refer you to the applicable indenture for the full definition of these terms.

    "Consolidated Stockholders' Equity," at any time, means the total stockholders' equity of our company and our consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of our most recently completed fiscal quarter for which financial information is then available. (Section 1.01 of the senior indenture)

    "Funded Debt" means any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would, in accordance with generally accepted accounting practice, be classified as long-term debt, but in any event including all indebtedness for money borrowed, whether secured or unsecured, maturing more than one year or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities). (Section 1.01 of the senior indenture)

    "Indebtedness" means:

    - any liability of any person (1) for borrowed money, (2) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations, but excluding trade payables), (3) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles, or [(4) preferred or preference stock of our subsidiary held by persons other than us or any of our other subsidiaries];

    - any liability of others described in the preceding bullet point that the person has guaranteed, that is recourse to such person or that is otherwise its legal liability; and

    - any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to the first two bullet points above, except that "Indebtedness" does not include any liabilities of the kind included opposite the caption "Liabilities relating to TRS financial instruments sold" on our audited consolidated balance sheet. (Section 1.01) [These liabilities are currently included opposite the caption "Settlement Obligations" on our consolidated balance sheet.]

    "Principal Facility" means the real property, fixtures, machinery and equipment relating to any facility owned by us or any of our subsidiaries, except any facility that, in the opinion of our board of directors, is not of material importance to the our business. (Section 1.01 of the senior indenture)

    "Restricted Subsidiary," at any time, means any of our subsidiaries which has revenues, determined on a consolidated basis (with its subsidiaries) in accordance with generally accepted accounting principles, equal to or exceeding 10% of our consolidated revenues for our most recently completed fiscal year for which financial information is then available.

    "Senior Indebtedness" means the principal of and premium, if any, and unpaid interest on our Indebtedness for money borrowed (other than the subordinated debt securities), whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, unless the instrument creating or evidencing the Indebtedness provides that such Indebtedness is not senior or prior in right of payment to the subordinated debt securities or is PARI PASSU or subordinate by its terms in right of payment to the subordinated debt securities, and renewals, extensions and modifications of any such Indebtedness.

                          DESCRIPTION OF CAPITAL STOCK

    As of the date of this Prospectus, our authorized capital stock consists of 600,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of January 31, 2001, approximately 395,423,200 shares of common stock were issued and outstanding. No shares of preferred stock are currently outstanding. The following summary description of our capital stock does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, including the certificate of designation relating to the particular class or series of preferred stock being offered, and to Delaware corporate law. See "Where You Can Find More Information."

COMMON STOCK

    Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders. Holders of common stock do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock and certain dividend limitations contained in our outstanding senior promissory notes. Upon the liquidation, dissolution or winding up of our company, holders of common stock are entitled to receive ratably our net assets remaining after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED STOCK

    Under our Amended and Restated Certificate of Incorporation, we may issue, in one or more classes or series, up to 10,000,000 shares of preferred stock. The powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of any such class or series of preferred stock will be designated in resolutions adopted by our board of directors or one of its committees. Holders of preferred stock will have no preemptive rights. All shares of preferred stock, when issued, will be fully paid and nonassessable.

    We will describe in a supplement to this Prospectus the particular terms of each class or series of preferred stock being offered, including:

    - the designation of the preferred stock;

    - the number of shares being offered and the initial offering price;

    - the per share liquidation preference;

    - the dividend rate or rates (or method of calculation thereof) and the dividend periods and/or payment dates;

    - the date from which dividends will accumulate, if applicable;

    - the procedures for any auction and remarketing of the preferred stock;

    - the provision of a sinking fund, if any;

    - whether the preferred stock will be redeemable (and if so, when and at what price), at our option or the option of the holder;

    - the securities exchange, if any, on which the preferred stock will be listed;

    - whether the preferred stock will be convertible into or exchangeable for common stock (and if so, when and at what price) at our option or at the option of the holder;

    - whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

    - the voting rights, if any, and any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and

    - a discussion of U.S. federal income tax considerations applicable to the preferred stock.

    Subject to our Amended and Restated Certificate of Incorporation and to any limitations contained in any then outstanding class or series of preferred stock, we may issue additional classes or series of preferred stock, at various times, with powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as our board of directors or one of its committees determines, all without further action of the stockholders, including holders of then outstanding preferred stock.

CERTAIN PROVISIONS OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND
  BY-LAWS

    Certain provisions of our Amended and Restated Certificate of Incorporation and By-laws summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

    Our Amended and Restated Certificate of Incorporation or By-laws provide that:

    - we will have three classes of directors serving staggered terms;

    - directors can be removed from office only for cause and only by the affirmative vote of the holders of a majority of the then outstanding shares of common stock entitled to vote generally in an election of directors;

    - vacancies on our board of directors may be filled only by the remaining directors and not by the stockholders; and

    - our board of directors may adopt, amend or repeal our By-laws.

    In addition, our By-laws specify an advance notice procedure for the nomination by stockholders of candidates for election as directors and other stockholder proposals to be considered at annual meetings of stockholders. In general, we must receive notice from a stockholder of his or her intent to nominate a director or raise business at an annual meeting not less than 60 nor more than 90 days prior to the anniversary of the previous year's annual meeting. The notice must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and the stockholder submitting the proposal.

    Our Amended and Restated Certificate of Incorporation also provides that any action required or permitted to be taken by stockholders may be effected only at an annual or special meeting of stockholders. Stockholder action by written consent in lieu of a meeting is prohibited. The affirmative vote of the holders of more than 80% of the voting power of our capital stock entitled to vote is required to alter, amend or repeal, or adopt any provision inconsistent with, this provision. In addition, special meetings of stockholders may be called only by the chairman of the board, chairman of the executive committee, our president or secretary or any officer at the request in writing of our board of directors.

STATUTORY PROVISIONS

    We have elected, pursuant to a provision of our Amended and Restated Certificate of Incorporation, not to be governed by Section 203 of the Delaware General Corporation Law. Section 203 prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with that person's affiliates and/or associates, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (including mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless:

    - the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired its stock;

    - the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or

    - the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting.

TRANSFER AGENT AND REGISTRAR

    Wells Fargo Bank Minnesota, National Association serves as the transfer agent and registrar for our common stock.

                              PLAN OF DISTRIBUTION

    We may sell securities offered by this Prospectus in and/or outside the United States:

    - through underwriters or dealers;

    - directly to a limited number of purchasers or to a single purchaser; or

    - through agents.

    We will describe in the applicable Prospectus Supplement the particular terms of any offering of securities, including:

    - the name or names of any underwriters or agents;

    - the purchase price of the securities;

    - our net proceeds from the sale;

    - any underwriting discounts and other items constituting underwriters' compensation;

    - the initial public offering price; and

    - any discounts or concessions allowed or reallowed or paid to dealers

    We may change the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time.

    If we offer the securities through underwriters, the underwriters will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. We will specify on the cover of the applicable Prospectus Supplement the underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters. Unless we state otherwise, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if any are purchased.

    If we offer the securities through dealers, and if so specified in the applicable Prospectus Supplement, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will list the names of the dealers and describe the terms of the transaction in the applicable Prospectus Supplement.

    We may also sell the securities directly or through agents we designate from time to time. We will name in the applicable Prospectus Supplement any agent involved in the offer or sale of the securities in respect to which this prospectus is delivered, and describe any commissions we will pay to the agent.

    We may agree to indemnify any underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, may engage in transactions with or perform services for, us in the ordinary course of business.

                                 LEGAL MATTERS

    Thomas A. Rossi, Esq., our Associate General Counsel, will issue an opinion about the legality of securities offered pursuant to this Prospectus. Mr. Rossi is a beneficial owner of our common stock.

                                    EXPERTS


    Our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

    The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.


SEC registration fee........................................  $  375,000
Legal fees and expenses.....................................     150,000
Printing and engraving......................................     250,000
Fees of accountants.........................................      15,000
Fees of trustees                                                  10,000
Blue sky fees and expenses..................................      10,000
Rating agency fees..........................................     250,000
Miscellaneous...............................................      75,000
                                                              ----------
    Total...................................................  $1,075,000
                                                              ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    In accordance with the DGCL, our Restated Certificate of Incorporation contains a provision limiting the personal liability of our directors for violations of their fiduciary duty. This provision eliminates each director's liability to us or our stockholders for monetary damages except to the extent provided by the DGCL (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

    Our Restated Certificate of Incorporation provides for indemnification of our officers and directors to the fullest extent permitted by applicable law. Our By-laws provide that we will indemnify an officer or director for expenses, judgments, fines and amounts paid in settlement in connection with their defense of an action except that, in actions brought by us or in our right, we (i) will not indemnify for judgments, fines and amounts paid in settlement, nor
(ii) indemnify for any expenses if the director or officer is found to be liable to us unless the court determines that we should pay the expenses.

ITEM 16.  EXHIBITS.


       EXHIBIT
       NUMBER
---------------------
         1.1             Form of Underwriting Agreement.

         1.2             Form of Distribution Agreement.

         4.1             Amended and Restated Certificate of Incorporation
                         (incorporated by reference to Exhibit 3 to the Registrant's
                         Quarterly Report on Form 10-Q for the quarter ended
                         September 30, 1995 (Commission File No. 1-11073)).

         4.2             By-laws (incorporated by reference to Exhibit 3 to the
                         Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (Commission File No. 1-11073)).

         4.3             Indenture dated as of March 26, 1993 between the Registrant and Wells Fargo Bank Minnesota, National Association, as
                         Trustee, relating to the senior debt securities
                         (incorporated by reference to Exhibit 4.3 to the
                         Registrant's Registration Statement on Form S-3
                         (Registration No. 33-74568)).

         4.4             Indenture dated as of April 1, 1996 between the Registrant and The Bank of New York, as Trustee, relating to the
                         subordinated debt securities (incorporated by reference to
                         Exhibit 4.4 to the Registrant's Registration Statement on
                         Form S-3 (Registration No. 333-4012)).

         4.5             Form of Note.**

         5.1             Opinion of Thomas A. Rossi, Esq.*

        12.1             Statement of Calculation of Ratio of Earnings to Fixed
                         Charges (incorporated by reference from Exhibit 12 to the
                         Registrant's Annual Report on Form 10-K for the year ended
                         December 31, 2000 (Commission File No. 1-11073)).

        23.1             Consent of Ernst & Young LLP.

        23.2             Consent of Thomas A. Rossi, Esq. (included in Exhibit 5).*

        24.1             Powers of Attorney (as previously included in the signature page of this Registration Statement).*

        25.1             Statement of Eligibility of Wells Fargo Bank Minnesota,
                         National Association under the Trust Indenture Act of 1939 on Form T-1 relating to the senior indenture.

        25.2             Statement of Eligibility of The Bank of New York under the
                         Trust Indenture Act of 1939 on Form T-1 relating to the
                         subordinated indenture.


------------------------


 *  Previously filed.



** To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation.


ITEM 17.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on March 23, 2001.



                                             FIRST DATA CORPORATION

                                             By:              /s/ THOMAS A. ROSSI
                                                  ------------------------------------------
                                                                Thomas A. Rossi
                                                              ASSISTANT SECRETARY



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                   TITLE                      DATE
                   ---------                                   -----                      ----
                       *                          Chairman of the Board and
     --------------------------------------       Chief Executive Officer          March 23, 2001
                Henry C. Duques

                       *                          Executive Vice President and
     --------------------------------------       Chief Financial Officer          March 23, 2001
              Kimberly S. Patmore                 (Principal Financial Officer)

                       *                          Vice President and Corporate
     --------------------------------------       Controller                       March 23, 2001
                Thomas L. Moore                   (Principal Accounting Officer)

                   SIGNATURE                                   TITLE                      DATE
                   ---------                                   -----                      ----
                       *
     --------------------------------------       Director                         March 23, 2001
                Charles T. Fote

                       *
     --------------------------------------       Director                         March 23, 2001
               Courtney F. Jones

                       *
     --------------------------------------       Director                         March 23, 2001
               Robert J. Levenson

                       *
     --------------------------------------       Director                         March 23, 2001
             James D. Robinson III

                       *
     --------------------------------------       Director                         March 23, 2001
               Charles T. Russell

                       *
     --------------------------------------       Director                         March 23, 2001
              Bernard L. Schwartz

                       *
     --------------------------------------       Director                         March 23, 2001
                 Joan E. Spero

                       *
     --------------------------------------       Director                         March 23, 2001
                Garen K. Staglin

                       *
     --------------------------------------       Director                         March 23, 2001
               Arthur F. Weinbach



*By:             /s/ THOMAS A. ROSSI
      -----------------------------------------
                   Attorney in Fact

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER
---------------------
         1.1             Form of Underwriting Agreement.

         1.2             Form of Distribution Agreement.

         4.1             Amended and Restated Certificate of Incorporation
                         (incorporated by reference to Exhibit 3 to the Registrant's
                         Quarterly Report on Form 10-Q for the quarter ended
                         September 30, 1995 (Commission File No. 1-11073)).

         4.2             By-laws (incorporated by reference to Exhibit 3 to the
                         Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (Commission File No. 1-11073)).

         4.3             Indenture dated as of March 26, 1993 between the Registrant and Wells Fargo Bank Minnesota, National Association, as
                         Trustee, relating to the senior debt securities
                         (incorporated by reference to Exhibit 4.3 to the
                         Registrant's Registration Statement on Form S-3
                         (Registration No. 33-74568)).

         4.4             Indenture dated as of April 1, 1996 between the Registrant and The Bank of New York, as Trustee, relating to the
                         subordinated debt securities (incorporated by reference to
                         Exhibit 4.4 to the Registrant's Registration Statement on
                         Form S-3 (Registration No. 333-4012)).

         4.5             Form of Note.**

         5.1             Opinion of Thomas A. Rossi, Esq.*

        12.1             Statement of Calculation of Ratio of Earnings to Fixed
                         Charges (incorporated by reference from Exhibit 12 to the
                         Registrant's Annual Report on Form 10-K for the year ended
                         December 31, 2000 (Commission File No. 1-11073)).

        23.1             Consent of Ernst & Young LLP.

        23.2             Consent of Thomas A. Rossi, Esq. (included in Exhibit 5).*

        24.1             Powers of Attorney (as previously included in the signature page of this Registration Statement).*

        25.1             Statement of Eligibility of Wells Fargo Bank Minnesota,
                         National Association under the Trust Indenture Act of 1939 on Form T-1 relating to the senior indenture.

        25.2             Statement of Eligibility of The Bank of New York under the
                         Trust Indenture Act of 1939 on Form T-1 relating to the
                         subordinated indenture.


------------------------


 *  Previously filed.



** To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation.